UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 8, 2003

                         California Pizza Kitchen, Inc.

             (Exact name of registrant as specified in its charter)

          California                   000-31149                   95-4040623

(State or other jurisdiction of      (Commission                (IRS Employer
incorporation or organization)       File Number)            Identification No.)

                     6053 West Century Boulevard, 11th Floor
                       Los Angeles, California 90045-6445
                    -----------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (310) 342-5000

                                 Not Applicable
               --------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 12.  Results of Operations and Financial Condition.

On October 8, 2003, California Pizza Kitchen, Inc. (the "Company") issued a press release describing certain financial results of the Company for the quarter ended September 28, 2003. The Company disclosed it remains comfortable with the previous earnings per share guidance of $0.21 to $0.23 for the third quarter before a non-cash impairment charge and a non-recurring severance charge expected to aggregate between $13 to $16 million. On a GAAP basis, the Company projects an estimated net loss per share for the quarter ended September 28, 2003 to be between ($0.35) and ($0.22), inclusive of impairment and severance charges.

     The Company's earning release is attached hereto as Exhibit 99.1. The information in this report, including the exhibit, is being furnished, not filed, in accordance with Item 12 of Form 8-K.


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



                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         California Pizza Kitchen, Inc.
                            a California corporation
                                  (Registrant)


Date: October 8, 2003                       By: /s/ Richard L. Rosenfield
                                              --------------------------
                                            Co-Chief Executive Officer

                                            By: /s/ Larry S. Flax
                                              --------------------------
                                            Co-Chief Executive Officer


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